Exhibit 10.1

EXHIBIT C

NON-COMPETITION

AND NON-SOLICITATION AGREEMENT

THIS AGREEMENT (this “Agreement”), dated as of [            ], 2006, is made by and between DIVIDEND CAPITAL TRUST INC., a Maryland corporation (the “REIT”) and [EVAN H. ZUCKER / JAMES R. MULVIHILL] (the “Principal”).

RECITALS

WHEREAS, pursuant to the Contribution Agreement, dated as of July [__], 2006 (the “Contribution Agreement”), by and among the REIT, Dividend Capital Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), and Dividend Capital Advisors Group LLC, a Colorado limited liability company (the “Advisor Parent”), the Advisor Parent has contributed all of the outstanding membership interests in Dividend Capital Advisors LLC, a Colorado limited liability company (the “Advisor”), to the Operating Partnership in exchange for units of limited partnership interest in the Operating Partnership (“OP Units”) that are exchangeable under certain circumstances for Common Shares of the REIT;

WHEREAS, the REIT and the Advisor are parties to an Amended and Restated Advisory Agreement, dated as of November 21, 2003, pursuant to which the Advisor provides various services to the REIT;

WHEREAS, the Principal indirectly owns a membership interest in the Advisor through the Advisor Parent, and has been actively engaged in the provision of services by the Advisor to the REIT; and

WHEREAS, the execution and delivery of this Agreement is required under the Contribution Agreement.

NOW, THEREFORE, the parties agree as follows:

Section 1. Term. Except as otherwise expressly provided in this Agreement, this Agreement shall have a term of three years commencing on the date of this Agreement (the “Restricted Period”).

Section 2. Covenant Against Competition.

(a) Subject to Section 2(b) below, during the Restricted Period, the Principal shall not, individually or together with another Person, directly or indirectly, (i) engage in the Business for his own account, (ii) render any managerial or consulting or other services to any Person who or which is engaged in the Business (other than the REIT, the Operating Partnership or any of their respective Subsidiaries), or (iii) become a partner, member, manager, shareholder, principal, agent, employee, trustee or consultant of any Person engaged in the Business (other than the REIT, the Operating Partnership or any of their respective Subsidiaries); provided, that the restrictions set forth in this Section 2(a) shall not apply and shall become null and void in their entirety if at any time a representative of the Advisor Parent is not serving as a director on the Board of Directors of the REIT as a result of the REIT’s breach of the provisions of Section 5.9 of the Contribution Agreement, which provisions obligate the REIT to nominate an individual designated by the Advisor Parent to the board of directors of the REIT at the REIT’s annual stockholders’ meetings to be held in 2007, 2008, and 2009, in each case to serve a one-year term, provided that such obligation terminates if at any time the persons who on the Closing Date of the

Contribution Agreement are the beneficial owners of the outstanding interests in the Advisor Parent together with certain other specified persons cease to beneficially own, directly or indirectly, an aggregate of at least 5,000,000 of the OP Units received pursuant to the Contribution Agreement.

(b) Notwithstanding the provisions of Section 2(a), the Principal is expressly permitted to:

(i) own or acquire, directly or indirectly, solely as an investment, securities of any Person which are traded on any national securities exchange or NASDAQ or in the over-the-counter market if the Principal (A) does not control such Person and is not a member of a group that controls such Person and (B) does not, directly or indirectly, own 5% or more of any class of equity securities of such Person;

(ii) become associated with a specific division, group or department of any Person engaged in the Business, if the division, group or department with which the Principal becomes associated is not itself engaged in the Business and the Principal does not provide any services, assistance or advice to the division, group or department of such Person which is engaged in the Business;

(iii) acquire an interest in any Person engaged in the Business, solely as an investment, if the fair market value of any industrial real estate owned, acquired, developed or managed by such Person does not constitute more than 20% of the fair market value of all real estate owned, acquired, developed or managed by such Person;

(iv) invest in any pooled investment vehicle or fund which is managed by and/or includes capital provided by unaffiliated third parties;

(v) engage in any and all activities as a partner, member, manager, shareholder, principal, agent, employee, trustee, consultant, director, executive or otherwise, in respect of any fund that owns, acquires, develops or manages real estate if the fair market value of any real estate that is industrial real estate owned, acquired, developed or managed by such fund does not constitute more than 20% of the fair market value of all real estate owned, acquired, developed or managed by such fund; provided, that to the extent that such fund allows third-party participation in connection with the industrial real estate component of any such real estate located in Mexico, the Principal shall cause such fund to offer the REIT the first opportunity to negotiate for such participation and if such offer is accepted by the REIT to negotiate such participation in good faith (for the avoidance of doubt, this clause (v) shall not apply to activities in respect of any of the DCTRT Entities referred to in clause (vi) below); and

(vi) engage in any and all activities as a partner, member, manager, shareholder, principal, agent employee, trustee, consultant, director, executive or otherwise, in respect of (A) Dividend Capital Total Realty Trust and a fund with similar investment objectives for accredited investors that enters into an agreement with the REIT that is substantially identical to the Joint Venture Agreement (as defined in the Contribution Agreement) (collectively, the “DCTRT Entities”), and (B) any advisor to the DCTRT Entities; provided, that if (and only for so long as) the exclusivity provisions of the Joint Venture Agreement are not in effect, the Principal shall not actively participate in the procurement, sourcing or identification of acquisition or investment opportunities in respect of industrial real estate on behalf of either of the DCTRT Entities; it being understood that, for the avoidance of doubt, participation on investment or similar committees with respect to such acquisition or investment opportunities (which committees are authorized to approve investments but are not authorized to, and do not, participate in procuring, sourcing or identifying industrial real estate acquisitions or investments) shall not be deemed active participation in such procurement, sourcing or identification.

(c) For purposes of this Section 2, “Business” means commercial activity comprising any one or more of the ownership, acquisition, development or management of industrial real estate located anywhere in North America.

(d) The Principal acknowledges the following provisions of Colorado law, set forth in Colorado Revised Statutes §8-2-113(2):

“Any covenant not to compete which restricts the right of any person to receive compensation for performance of skilled or unskilled labor for any employer shall be void, but this subsection (2) shall not apply to:

(a) Any contract for the purchase and sale of a business or the assets of a business;

(b) Any contract for the protection of trade secrets;

(c) Any contract provision providing for the recovery of the expense of educating and training an employee who has served an employer for a period of less than two years;

(d) Executive and management personnel and officers and employees who constitute professional staff to executive and management personnel.”

The Principal acknowledges that this Agreement is executed in connection with a contract for the purchase and sale of a business under §8-2-113(2)(a) and for the protection of trade secrets under §8-2-113(2)(b), and is intended to protect the confidential information and trade secrets of the Company. The Principal also acknowledges that he is an executive or manager within the meaning of §8-2-113(2)(d).

Section 3. Non-Solicitation of Employees. The Principal shall not, during the Restricted Period, directly or indirectly, knowingly solicit or entice to leave employment or employ any person who is an employee (or person who was an employee within three months of the applicable date) of the REIT, the Operating Partnership or any of their respective Subsidiaries; provided, that the foregoing shall not prohibit any general solicitation for employees or public advertising of employment opportunities (including through the use of employment agencies) not specifically directed at any such employees.

Section 4. Remedies upon Breach; Severability; Consent to Jurisdiction and Service of Process.

(a) If the Principal breaches, or threatens to commit a breach of, any of the provisions of Sections 2 or 3 of this Agreement (the “Restrictive Covenants”), in addition to any other remedies that may be available at law or in equity, the REIT and the Operating Partnership shall have the right to seek specific performance of the Restrictive Covenants (without posting any bond) by the United States District Court for the District of Colorado or any court of the State of Colorado located in the County of Denver (each a “Chosen Court”), including, without limitation the right to an entry against the Principal of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such Restrictive Covenants, it being acknowledged and agreed that any such breach or threatened breach may cause irreparable injury to the REIT and the Operating Partnership.

(b) If any Chosen Court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

(c) If any Chosen Court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration of such provision or the area or business covered thereby, such Chosen Court shall have the power to reduce the duration or area or business covered by such provisions and, in its reduced form, such provision shall then be enforceable and shall be enforced.

(d) EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE CHOSEN COURTS IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE BROUGHT ONLY IN SUCH CHOSEN COURT (AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS OR ANY OTHER OBJECTION TO VENUE THEREIN); PROVIDED, THAT SUCH CONSENT TO JURISDICTION IS SOLELY FOR THE PURPOSE REFERRED TO IN THIS SECTION 4 AND SHALL NOT BE DEEMED TO BE A GENERAL SUBMISSION TO THE JURISDICTION OF SAID CHOSEN COURTS OR IN THE STATE OF COLORADO OTHER THAN FOR SUCH PURPOSE. Any and all process may be served in any action, suit or proceeding arising in connection with this Agreement by complying with the provisions of Section 5. Such service of process shall have the same effect as if the party being served were a resident in the State of Colorado and had been lawfully served with such process in such jurisdiction. The parties hereby waive all claims of error by reason of such service. Nothing herein shall affect the right of any party to service of process in any other manner permitted by Law or to commence legal proceedings or otherwise proceed against the other in any other jurisdiction to enforce judgments or rulings of the aforementioned Chosen Courts.

Section 5. Notices. All notices, requests and other communications under this Agreement must be in writing and will be deemed to have been duly given upon receipt to the parties at the following addresses or facsimiles (or at such other address or facsimile) for a party as shall be specified by the notice:

If to the REIT:

Dividend Capital Trust

518 Seventeenth Street, Suite 1700

Denver, Colorado 80202

Attention: Chief Executive Officer

Facsimile: (303) 228-2200

If to the Principal:

Dividend Capital Advisors Group LLC

518 Seventeenth Street, Suite 1700

Denver, Colorado 80202

Attention: [Evan H. Zucker] / [James R. Mulvihill]

Facsimile: (303) 228-2200

Section 6. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings as assigned to them in the Contribution Agreement.

Section 7. Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect, to the matters covered herein and supersedes any prior agreement with respect to such matters.

Section 8. Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

Section 9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, WITHOUT REGARD FOR THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

Section 10. Successors and Assigns. The REIT may assign this Agreement and its rights and obligations hereunder to any successor in interest to its business or to an Affiliate. This Agreement shall be binding upon, and shall inure to the benefit of, the Principal and the REIT and their respective heirs, executors, personal representatives, successors and permitted assigns.

Section 11. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties hereto.

Section 12. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 13. Interpretation. The parties hereto acknowledge and agree that (i) each party hereto and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision, (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto, regardless of which party was generally responsible for the preparation of this Agreement.

Section 14. Notification. During the Restricted Period, the Principal hereby agrees and authorizes the REIT to notify any future employer of the Principal of the terms of this Agreement and the Principal’s obligations hereunder.

IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.

DIVIDEND CAPITAL TRUST, INC.

By:
Name:
Title:

THE PRINCIPAL

By:
[Evan H. Zucker / James R. Mulvihill]

Non-Competition and Non-Solicitation Agreement